                   ROCKEFELLER CENTER PROPERTIES, INC.
                           BOARD OF DIRECTORS
                        OCTOBER 30, 1995 MEETING










PaineWebber Incorporated                            October 28, 1995

                       ROCKEFELLER CENTER PROPERTIES, INC.
                    ANALYSIS OF ZELL INVESTOR GROUP PROPOSAL


                   ASSUMES A CLOSING DATE OF DECEMBER 31, 1995


  RCPI SOURCE OF PROCEEDS
-------------------------------------------------------------------------------

       Cash Proceeds From Zell Investor Group                 $ 1,025,900,000
       Cash Proceeds From Warrant Conversion (1)                   53,241,449
       Cash Available at Closing                                    3,624,768
                                                               --------------
         TOTAL SOURCE OF CASH PROCEEDS                        $ 1,082,766,217
-------------------------------------------------------------------------------


  RCPI USE OF PROCEEDS
-------------------------------------------------------------------------------

         Repayment of Current Coupon Convertible Debentures    $  213,170,000
         Repayment of Zero Coupon Convertible Debentures          360,283,410
         Repayment of Floating Rate Notes (2)                     119,012,134
         Repayment of 14% Debentures (2)                           81,239,990
         Repayment of Unsecured Working Capital Loan               10,351,769
         Repurchase of Common Stock                                23,000,000
         Swaps (Estimated)                                         10,000,000
         Estimated Transaction Costs                                8,000,000
         Liquidation Expenses and Other Company Liabilities         5,588,196
         Litigation Reserve (3)                                            -
                                                                -------------
           TOTAL                                                $ 830,645,499
-------------------------------------------------------------------------------


  CASH DISTRIBUTION TO RCPI SHAREHOLDERS
-------------------------------------------------------------------------------
       Cash Available for Distribution to RCPI Shareholders     $ 252,120,718
         Divide By:  Fully Diluted Shares Outstanding              48,545,595
                                                                -------------
         DISTRIBUTION PER SHARE                                 $        5.19
-------------------------------------------------------------------------------


  RCPI EQUITY OWNERSHIP AT CLOSING
-------------------------------------------------------------------------------
                                  SHARES OUTSTANDING      CONVERSION PROCEEDS
                                  ------------------      -------------------
       Common Shares (4)                    38,260,704    $                -
       Warrants (1)                          4,497,785             23,283,531
       Stock Appreciation
         Rights (1)                          5,787,106             29,957,918
                                  --------------------    -------------------
         FULLY DILUTED SHARES
           OUTSTANDING                      48,545,595             53,241,449

-------------------------------------------------------------------------------

--------------

  Note: Assumes the Zell Investor Group will purchase $23 million of RCPI shares as outlined in the Investment Agreement dated August 18, 1995 at Fair Market Value on November 2 and December 5, 1995. This analysis further assumes that the Zell Investor Group will agree to purchase an additional $5 million of RCPI shares on January 2, 1996 if the transaction has not closed. Fair market value is assumed to be $6.85 on November 2, 1995 and $7.75 for all purchase dates thereafter.

   (1) Reflects additional Warrants and SARs issued to Whitehall in connection with the sale of shares to the Zell Investor Group.

   (2) Assumes a 1.5% prepayment penalty on the Floating Rate Notes and repayment of the 14% Debentures without penalty.

   (3) Does not include a reserve for potential litigation, including litigation by Goldman.

   (4) After the repurchase of shares sold to the Zell Investor Group.


                                                      PaineWebber Incorporated

                       ROCKEFELLER CENTER PROPERTIES, INC.
                    ANALYSIS OF ZELL INVESTOR GROUP PROPOSAL


                   ASSUMES A CLOSING DATE OF DECEMBER 31, 1995



  NOTES PROVIDED TO RCPI SHAREHOLDERS
-------------------------------------------------------------------------------

       Second Mortgage Note                                     $ 135,000,000
       Face Value of Notes Per Fully
        Diluted RCPI Share                                      $        2.78

       Net Present Value of Principal (Using
        a 6.5% Discount Rate)                                   $        1.31
       Net Present value of Interest (Using
        a 12.0% Discount Rate)                                           1.15
                                                                 ------------
         NET PRESENT VALUE OF PRINCIPAL AND INTEREST            $        2.45
-------------------------------------------------------------------------------


  ESTIMATED VALUE OF PROPOSAL AT DECEMBER 31, 1995
-------------------------------------------------------------------------------
       FACE VALUE BASIS
         Cash Proceeds Per Share                                $        5.19
         Second Mortgage Note Valued at Par (Per Share)                  2.78
                                                                 ------------
           ESTIMATED VALUE PER SHARE                            $        7.97

       NET PRESENT VALUE BASIS
         Cash Proceeds Per Share                                $        5.19
         Net Present Value of Second Mortgage
          Note Per Share (1)                                             2.45
                                                                 ------------
           ESTIMATED VALUE PER SHARE                            $        7.65
-------------------------------------------------------------------------------



  SENSITIVITY MATRIX - ESTIMATED VALUE OF PROPOSAL AT DECEMBER 31, 1995
-------------------------------------------------------------------------------
                           DISCOUNT RATE USED TO DETERMINE NPV OF INTEREST (2)
                        10.0%                     11.0%                  12.0%
                        -----                     -----                  -----
       ESTIMATED VALUE
         PER SHARE      $7.76                     $7.70                  $7.65
-------------------------------------------------------------------------------

--------------

  (1) Using a 12.0% discount rate to determine the Net Present Value of the interest payments from the Second Mortgage Note.

  (2) The discount rates in the above matrix are used only in the calculation of the Net Present Value of interest payments from the Second Mortgage Note. In all instances a 6.5% discount rate has been used to calculate the Net Present Value of the principal payment on the Second Mortgage Note.


                                                    PaineWebber Incorporated

                       ROCKEFELLER CENTER PROPERTIES, INC.
                    ANALYSIS OF ZELL INVESTOR GROUP PROPOSAL


                    ASSUMES A CLOSING DATE OF MARCH 31, 1996


  RCPI SOURCE OF PROCEEDS
-------------------------------------------------------------------------------

       Cash Proceeds From Zell Investor Group                 $ 1,025,900,000
       Cash Proceeds From Warrant Conversion (1)                   54,483,646
       Cash Available at Closing                                      862,404
                                                               --------------
         TOTAL SOURCE OF CASH PROCEEDS                        $ 1,081,246,050
-------------------------------------------------------------------------------


  RCPI USE OF PROCEEDS
-------------------------------------------------------------------------------

         Repayment of Current Coupon Convertible Debentures     $ 220,175,003
         Repayment of Zero Coupon Convertible Debentures          369,268,608
         Repayment of Floating Rate Notes (2)                     119,012,134
         Repayment of 14% Debentures (2)                           84,085,109
         Repayment of Unsecured Working Capital Loan               10,612,726
         Repurchase of Common Stock                                28,000,000
         Swaps (Estimated)                                         10,000,000
         Estimated Transaction Costs                                8,000,000
         Liquidation Expenses and Other Company Liabilities         4,688,492
         Litigation Reserve (3)                                           -
                                                                -------------
           TOTAL                                                $ 853,842,072
-------------------------------------------------------------------------------


  CASH DISTRIBUTION TO RCPI SHAREHOLDERS
-------------------------------------------------------------------------------
       Cash Available for Distribution to RCPI Shareholders     $ 227,403,978
         Divide By:  Fully Diluted Shares Outstanding              48,705,878
                                                                -------------
         DISTRIBUTION PER SHARE                                 $        4.67
-------------------------------------------------------------------------------


  RCPI EQUITY OWNERSHIP AT CLOSING
-------------------------------------------------------------------------------
                                  SHARES OUTSTANDING      CONVERSION PROCEEDS
                                  ------------------      -------------------
       Common Shares (4)                    38,260,704    $                -
       Warrants (1)                          4,567,880             23,826,768
       Stock Appreciation
         Rights (1)                          5,877,294             30,656,878
                                  --------------------    -------------------
         FULLY DILUTED SHARES
           OUTSTANDING                      48,705,878    $        54,483,646

-------------------------------------------------------------------------------

--------------

  Note: Assumes the Zell Investor Group will purchase $23 million of RCPI shares as outlined in the Investment Agreement dated August 18, 1995 at Fair Market Value on November 2 and December 5, 1995. This analysis further assumes that the Zell Investor Group will agree to purchase an additional $5 million of RCPI shares on January 2, 1996 if the transaction has not closed. Fair market value is assumed to be $6.85 on November 2, 1995 and $7.75 for all purchase dates thereafter.

   (1) Reflects additional Warrants and SARs issued to Whitehall in connection with the sale of shares to the Zell Investor Group.

   (2) Assumes a 1.5% prepayment penalty on the Floating Rate Notes and repayment of the 14% Debentures without penalty.

   (3) Does not include a reserve for potential litigation, including litigation by Goldman.

   (4) After the repurchase of shares sold to the Zell Investor Group.


                                                      PaineWebber Incorporated

                       ROCKEFELLER CENTER PROPERTIES, INC.
                    ANALYSIS OF ZELL INVESTOR GROUP PROPOSAL


                    ASSUMES A CLOSING DATE OF MARCH 31, 1996



  NOTES PROVIDED TO RCPI SHAREHOLDERS
-------------------------------------------------------------------------------

       Second Mortgage Note                                     $ 135,000,000
       Face Value of Notes Per Fully
        Diluted RCPI Share                                      $        2.77

       Net Present Value of Principal (Using
        a 6.5% Discount Rate)                                   $        1.30
       Net Present value of Interest (Using
        a 12.0% Discount Rate)                                           1.14
                                                                 ------------
         NET PRESENT VALUE OF PRINCIPAL AND INTEREST            $        2.44
-------------------------------------------------------------------------------


  ESTIMATED VALUE OF PROPOSAL AT MARCH 31, 1996
-------------------------------------------------------------------------------
       FACE VALUE BASIS
         Cash Proceeds Per Share                                $        4.67
         Second Mortgage Note Valued at Par (Per Share)                  2.77
                                                                 ------------
           ESTIMATED VALUE PER SHARE                            $        7.44

       NET PRESENT VALUE BASIS
         Cash Proceeds Per Share                                $        4.67
         Net Present Value of Second Mortgage
          Note Per Share (1)                                             2.44
                                                                 ------------
           ESTIMATED VALUE PER SHARE                            $        7.11
-------------------------------------------------------------------------------



  SENSITIVITY MATRIX - ESTIMATED VALUE OF PROPOSAL AT MARCH 31, 1996
-------------------------------------------------------------------------------
                           DISCOUNT RATE USED TO DETERMINE NPV OF INTEREST (2)
                        10.0%                     11.0%                  12.0%
                        -----                     -----                  -----
       ESTIMATED VALUE
         PER SHARE      $7.23                     $7.17                  $7.11
-------------------------------------------------------------------------------

--------------

  (1) Using a 12.0% discount rate to determine the Net Present Value of the interest payments from the Second Mortgage Note.

  (2) The discount rates in the above matrix are used only in the calculation of the Net Present Value of interest payments from the Second Mortgage Note. In all instances a 6.5% discount rate has been used to calculate the Net Present Value of the principal payment on the Second Mortgage Note.


                                                    PaineWebber Incorporated

                  [EQUITY OFFICE HOLDINGS, L.L.C. LETTERHEAD]

October 27, 1995

Dr. Peter Linneman
Chairman
Rockefeller Center Properties, Inc.
1720 Avenue of the Americas
New York, New York 10020

Dear Peter:

    While we stand ready, willing and able to honor the existing definitive agreement, we have always been willing to explore alternatives. We have previously suggested the possibility of an outright purchase of the $1.3 billion mortgage loan at a mutually agreeable price. As an alternative that is clearly superior to your other offers as we understand them, and which the Board must thus consider as being in the best interests of its shareholders, we are prepared to offer the following:

    1. The Zell Investor Group would purchase the existing mortgage loan for $1,160,900,000, to be paid $1,025,900,000 in cash and a $135 million note secured by a second mortgage on Rockefeller Center and guaranteed as to principal by General Electric. The GE guaranteed note would bear interest at 6 1/2% per annum, payable monthly, and mature in 12 years, but would be prepayable at any time without premium.

       The $135 million note represents a face value to RCPI shareholders of $3.52 per share and, assuming not more than $815.5 million of RCPI liabilities, the net cash component equals $5.50 per share, for a total value of approximately $9.00 per share without accounting for either the Goldman Sachs/Whitehall warrants and sars, on the one hand, and amounts owed to the Zell Investor Group under existing agreements with RCPI, on the other.

    2. RCPI would be obligated to transfer the mortgage loan free and clear of any and all liens and encumbrances: the Zell Investor Group would not assume any RCPI liabilities.

Dr. Peter Linneman
October 27, 1995
Page 2

    3. In purchasing the loan, the Zell Investor Group would inherit the responsibility for working out a reorganization plan with RGI/Mitsubishi.

    4. There is to be no "fiduciary out". If this transaction were to fail to close for any reason other than a failure to obtain RCPI shareholder approval or a Zell Investor Group default, RCPI would be obligated to pay the Zell Investor Group a break-up fee of $25 million (which amount would include the $9,575,000 topping fee from the existing definitive agreement).

    5. If there is no closing, other than due to a Zell Investor Group default (but whether or not RCPI shareholders approve the deal), breakage costs on any interest rate protection secured by the Zell Investor Group would have to be paid by RCPI.

    6. If the sale of the loan closes in accordance with this proposal, the Zell Investor Group would waive its right to receive the topping fee and expense reimbursement provided for the definitive agreement.

If you advise us of your acceptance of this proposal not later than 5:00 p.m. (New York time) on Monday, October 30, 1995, we are prepared to pursue such a transaction subject to: (a) RCPI honoring its obligations under the Investment Agreement by closing on the sale and purchase of the "Initial Shares" on November 2, 1995; (b) final GE approval; (c) the termination by RCPI of discussions with Goldman Sachs/Whitehall and Gotham; (d) RCPI terminating the definitive agreement pursuant to the "fiduciary out" and acknowledging that the topping fee and expense reimbursement requirements thereunder have vested; and
(e) the execution and delivery of a new definitive agreement (which we believe must be very short and to the point) by November 10, 1995.

Dr. Peter Linneman
October 27, 1995
Page 3

    Peter, the Board must act, as we have, consistent with its agreements. We have worked with the Board in good faith to meet its stated objectives. As the Board's objectives have changed, we have modified our proposals accordingly. The proposal outlined above clearly provides the best cash value to RCPI shareholders, while relieving the Company from any further liability or costs due to the RGI/ Mitsubishi bankruptcy. I look forward to your response.

                                          Very truly yours,

                                          Samuel Zell,
                                          Chairman